UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2010

Synthesis Energy Systems, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-0600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2010, Synthesis Energy Systems, Inc. (the “Company”) entered into a letter agreement with Lorenzo Lamadrid, the Chairman of the Company’s Board of Directors, amending the terms of his consulting agreement with the Company dated May 30, 2006. The term of Mr. Lamadrid’s existing consulting agreement with the Company expired on July 31, 2010. Pursuant to the letter agreement, the term of Mr. Lamadrid’s consulting agreement was extended through December 31, 2013.

A copy of the consulting agreement is incorporated by reference herein as Exhibit 10.1 and a copy of the amendment is filed herewith as Exhibit 10.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The text set forth in Item 1.01 regarding the terms and conditions of the amendment to the consulting agreement between the Company and Lorenzo Lamadrid is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

10.1 Consulting Agreement between the Company and Lorenzo Lamadrid dated May 30, 2006 (incorporated by reference herein to Exhibit 10.11 to the Company’s Registration Statement on Form SB-2 (File No. 333-140367) filed on January 31, 2007).

* 10.2 Letter Agreement between the Company and Lorenzo Lamadrid dated August 15, 2010.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: August 17, 2010

/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

10.1
Consulting Agreement between the Company and Lorenzo Lamadrid dated May 30, 2006 (incorporated by reference herein to Exhibit 10.11 to the Company’s Registration Statement on Form SB-2 (File No. 333-140367) filed on January 31, 2007).

*10.2	Letter Agreement between the Company and Lorenzo Lamadrid dated August 15, 2010.

*  Filed herewith